NEWS RELEASE

Coeur Reports Third Quarter 2017 Results
Chicago, Illinois - October 25, 2017 - Coeur Mining, Inc. (“Coeur” or the "Company") (NYSE: CDE) today reported companywide all-in sustaining costs (AISC) per average spot silver equivalent1 ounce (AgEqOz) of $15.18 for third quarter 2017, 4% lower quarter-over-quarter and driven by a 7% increase in silver equivalent1 production. These improvements over the prior quarter were primarily due to 25% higher silver equivalent1 production and a 14% decline in adjusted costs applicable to sales per average spot AgEqOz1 from Palmarejo and 21% higher gold production from Wharf.
Third quarter revenue of $176.0 million was up 1% quarter-over-quarter, cash flow from operating activities was unchanged at $29.4 million, while adjusted EBITDA1 increased 18% to $39.5 million. Third quarter net loss of $16.7 million, or $0.09 per share, was impacted by higher income and mining tax expense mostly due to non-cash increases in deferred tax estimates, increased exploration expense driven by ongoing success from drilling programs at the Palmarejo and Kensington mines, and higher costs at the San Bartolomé mine due to continued drought conditions and reduced third-party ore purchases during the quarter.

Highlights

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Higher quarterly silver equivalent[1] production - Third quarter silver and gold production were 4.0 million ounces and 93,293 ounces, respectively, or 9.5 million AgEqOz[1], representing an increase of 7% quarter-over-quarter and 10% year-over-year. Higher companywide production was driven primarily by Palmarejo, where higher mining rates and silver grades delivered 25% quarter-over-quarter and 89% year-over-year increases in AgEqOz[1] production. At Wharf, mining at the higher-grade Golden Reward deposit during the quarter drove a 21% increase in its gold production

•
Lower third quarter costs per ounce - Third quarter companywide AISC and adjusted AISC per average spot AgEqOz[1] of $15.30 and $15.18, respectively, were 4% and 3% lower quarter-over-quarter primarily due to lower unit costs at Palmarejo, partially offset by higher unit costs at San Bartolomé as well as increased sustaining capital expenditures and exploration expense

•
Major milestones achieved at key capital projects - At Palmarejo, Rochester, and Kensington, important milestones were achieved in key capital projects during the quarter. Following a multi-year development and ramp-up period, the targeted mining rate of 4,500 tons per day was achieved one quarter ahead of schedule at Palmarejo. At Rochester, the new Stage IV leach pad expansion was successfully commissioned on-schedule after three years of permitting and ten months of construction. At Kensington, development ore was mined and stockpiled from the high-grade Jualin deposit after two years of underground development activities

•
Acquisition of high-grade Silvertip mine announced - Announced acquisition of newly-constructed Silvertip silver-zinc-lead operation located in British Columbia on September 11, 2017, which closed on October 17, 2017. Underground drilling and development activities are now underway and mill commissioning is proceeding on-schedule. Production is expected to begin during the first quarter of 2018 and average approximately ten million AgEqOz[1] per year at an average AISC per AgEqOz[1] of $10.50 - $11.50, generating average annual EBITDA[1] of $70 million over its initial 7.5-year mine life

•
Modifications to full-year guidance - Full-year production guidance was revised on October 5, 2017 for San Bartolomé to reflect the impact of ongoing drought conditions in the Potosí region of Bolivia. San Bartolomé's cost guidance has been increased as a result. The Company has also increased cost guidance for Rochester due to higher processing costs induced by the residual effects of record rainfall earlier in the year and at Kensington to reflect higher year-to-date unit costs driven by lower-than-expected gold grades. Companywide AISC guidance has been revised accordingly while full-year capital expenditure guidance has been increased to reflect anticipated investments in the newly-acquired Silvertip mine. Finally, full-year exploration expense guidance has been raised to reflect the higher investment levels at Palmarejo and Kensington and to incorporate anticipated exploration expense at Silvertip during the fourth quarter.

"During the third quarter, the Company delivered higher production and cash flow, lower costs, and realized key objectives at several major, multi-year growth projects," said Mitchell J. Krebs, Coeur's President and Chief Executive Officer. "Palmarejo and Wharf were the strongest performers during the quarter, delivering strong production growth and generating combined free cash flow of nearly $25 million.
"We announced and recently completed the acquisition of the high-grade Silvertip mine in British Columbia for US$200 million of upfront consideration, which we expect will meaningfully grow our production and cash flow beginning next year. Our team is applying the same approach to Silvertip that has been successful at our existing operations and with recent acquisitions such as Wharf to position our newest mine for long-term success.
"Our third quarter results were negatively impacted by higher costs at San Bartolomé, lower-than-expected gold grades at Kensington, and significantly higher income and mining tax expense mostly attributable to changes in deferred tax estimates. Given San Bartolomé's high costs and short mine life, we are evaluating several alternatives for this operation. In the meantime, we reduced San Bartolomé’s workforce by 23%, which resulted in a one-time severance expense of $2.2 million during the quarter and is expected to yield significant savings going forward. Although Kensington’s grades have been lower than expected, we anticipate significantly higher grades in the fourth quarter as mining activities accelerate in the higher-grade Raven and Jualin zones.
"Importantly, we are maintaining our significantly higher level of exploration investment, especially in near-mine drilling programs at Palmarejo and Kensington, due to the ongoing success of these programs and the lack of drilling these assets have received historically."

Financial and Operating Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Revenue	$176.0	$173.4	$206.1	$159.2	$176.2
Costs Applicable to Sales	$118.9	$125.6	$132.7	$102.0	$105.4
General and Administrative Expenses	$7.4	$7.0	$10.1	$6.6	$7.1
Net Income (Loss)	$(16.7)	$(11.0)	$18.7	$(8.3)	$69.6
Net Income (Loss) Per Share	$(0.09)	$(0.06)	$0.10	$(0.03)	$0.42
Adjusted Net Income (Loss)[1]	$(18.4)	$(2.5)	$7.0	$2.8	$38.6
Adjusted Net Income (Loss)[1] Per Share	$(0.10)	$(0.01)	$0.04	$0.01	$0.23
Weighted Average Shares Outstanding	179.3	179.2	183.1	178.6	165.8
EBITDA[1]	$35.0	$23.6	$73.4	$27.4	$50.9
Adjusted EBITDA[1]	$39.5	$33.4	$56.6	$44.0	$62.7
Cash Flow from Operating Activities	$29.4	$29.3	$55.3	$25.5	$47.8
Capital Expenditures	$29.5	$37.5	$24.0	$29.9	$25.6
Free Cash Flow[1]	$—	$(8.2)	$31.3	$(4.5)	$14.6
Cash, Equivalents & Short-Term Investments	$236.2	$250.0	$210.0	$162.2	$222.5
Total Debt[2]	$288.9	$284.8	$219.1	$210.9	$401.7
Average Realized Price Per Ounce – Silver	$16.86	$16.98	$17.61	$16.64	$19.61
Average Realized Price Per Ounce – Gold	$1,240	$1,206	$1,149	$1,170	$1,317
Silver Ounces Produced	4.0	4.0	3.9	3.9	3.5
Gold Ounces Produced	93,293	82,819	88,218	102,500	84,871
Silver Equivalent Ounces Produced[1]	9.5	8.9	9.2	10.0	8.6
Silver Ounces Sold	3.8	4.1	4.5	3.4	3.4
Gold Ounces Sold	89,972	86,194	110,874	87,108	83,389
Silver Equivalent Ounces Sold[1]	9.2	9.3	11.1	8.6	8.4
Silver Equivalent Ounces Sold (Average Spot)[1]	10.6	10.4	12.2	9.6	9.1
Adjusted CAS per AgEqOz[1]	$12.08	$12.91	$11.38	$12.05	$12.10
Adjusted CAS per Average Spot AgEqOz[1]	$11.01	$12.00	$10.63	$11.34	$11.64
Adjusted CAS per AuEqOz[1]	$843	$860	$791	$676	$712
Adjusted AISC per AgEqOz[1]	$17.54	$17.64	$15.02	$16.13	$16.46
Adjusted AISC per Average Spot AgEqOz[1]	$15.18	$15.73	$13.66	$14.52	$15.23

Financial Results
Third quarter revenue of $176.0 million was up 1% quarter-over-quarter. Silver sales contributed 37% of third quarter revenue and gold sales contributed 63%. The Company's U.S. operations generated 55% of the quarter's revenue. Average realized silver and gold prices were $16.86 and $1,240 per ounce, respectively, representing a decrease of 1% and an increase of 3% quarter-over-quarter. The average realized gold price reflects the sale of 9,400 ounces to Franco-Nevada at a price of $800 per ounce under the gold stream at Palmarejo.
Costs applicable to sales were $118.9 million for the quarter, decreasing 5% quarter-over-quarter due primarily to lower unit costs at Palmarejo, partially offset by higher unit costs at San Bartolomé. General and administrative expenses were $7.4 million, $0.4 million higher than in the second quarter and largely attributable to higher professional service costs. Interest expense, net of capitalized interest, decreased 56% to $3.6 million compared to $8.1 million in the third quarter of 2016 due to lower debt levels and a lower interest rate on the Company's senior notes, which were refinanced in the second quarter of 2017.

Pre-development, reclamation, and other expenses increased quarter-over-quarter and year-over-year to $8.0 million due to the ongoing evaluation of the at La Preciosa project, acquisition costs related to the Silvertip acquisition, and the one-time severance expenses at San Bartolomé of $2.2 million as a result of a 23% reduction in the workforce during the quarter.
The Company's income and mining tax expense increased to $14.2 million driven mostly by non-cash increases in deferred tax estimates.
During the quarter, the Company established a four-year $200 million revolving credit facility (the "Facility"). Subsequent to the quarter-end, the Company drew $100 million under the Facility to partially fund the acquisition of the Silvertip mine at a rate of 3.5%, which was based on the one-month LIBOR rate plus a margin of 2.25%.
At quarter-end, cash and cash equivalents totaled $236.2 million, and 181.4 million common shares were issued and outstanding. After giving effect to the closing of the acquisition of the Silvertip mine, the Company would have had a pro forma cash balance of approximately $180 million. In addition, 4.2 million new shares were issued in connection with the Silvertip closing, representing a 2.3% increase in common shares on an undiluted basis and bringing total shares outstanding to 185.6 million.

Operations
Highlights of third quarter 2017 results for each of the Company's operating segments are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Tons milled	413,086	335,428	360,383	287,569	274,644
Average silver grade (oz/t)	5.53	4.98	4.91	4.95	3.98
Average gold grade (oz/t)	0.08	0.08	0.09	0.09	0.08
Average recovery rate – Ag	83.6%	87.3%	86.5%	89.1%	85.5%
Average recovery rate – Au	83.1%	91.1%	93.7%	90.4%	77.7%
Silver ounces produced (000's)	1,908	1,457	1,531	1,269	933
Gold ounces produced	28,948	24,292	30,792	23,906	16,608
Silver equivalent ounces produced[1] (000's)	3,644	2,914	3,378	2,703	1,930
Silver ounces sold (000's)	1,794	1,484	1,965	937	778
Gold ounces sold	26,554	25,191	41,045	15,558	11,410
Silver equivalent ounces sold[1] (000's)	3,387	2,996	4,427	1,872	1,462
Silver equivalent ounces sold[1] (average spot) (000's)	3,809	3,324	4,837	2,042	1,555
Metal sales	$60.7	$53.2	$77.7	$32.5	$30.7
Costs applicable to sales	$33.3	$33.9	$43.0	$20.9	$16.0
Adjusted CAS per AgEqOz[1]	$9.76	$11.21	$9.68	$11.01	$10.70
Adjusted CAS per average spot AgEqOz[1]	$8.68	$10.11	$8.87	$10.11	$10.05
Exploration expense	$4.5	$3.1	$1.6	$2.4	$1.3
Cash flow from operating activities	$18.5	$18.8	$50.5	$(1.7)	$13.7
Sustaining capital expenditures (excludes capital lease payments)	$6.5	$6.1	$5.0	$3.9	$6.7
Development capital expenditures	$(1.0)	$5.1	$1.2	$4.2	$3.3
Total capital expenditures	$5.5	$11.2	$6.2	$8.1	$10.0
Free cash flow (before royalties)	$13.0	$7.6	$44.3	$(9.8)	$3.7
Gold production royalty payments	$—	$—	$—	$—	$7.6
Free cash flow[1]	$13.0	$7.6	$44.3	$(9.8)	$(3.9)

•
Silver equivalent[1] production increased 25% quarter-over-quarter and 89% year-over-year to 3.6 million, driven by higher mining rates and silver grades. Average mining rates during the quarter reached the year-end target of 4,500 tons per day ahead of schedule due to higher-than-budgeted mining rates at Independencia during the quarter. Mining rates in the fourth quarter are expected to remain comparable to third quarter levels

•
Average silver grade increased 11% quarter-over-quarter and 39% year-over-year as a result of mining higher grade stopes in the Independencia deposit that became accessible following the installation of additional ground support during the second quarter of 2017

•	Third quarter adjusted CAS per average spot AgEqOz[1] of $8.68 were 14% lower both quarter-over-quarter and year-over-year, bringing year-to-date adjusted CAS per average spot AgEqOz[1] to $9.13

•	Lower quarter-over-quarter recovery rates were driven primarily by an increase in mill inventory at quarter-end, which is expected to normalize in the fourth quarter

•	Near-mine exploration activity was expanded due to encouraging drilling results and the identification of several new structures, which contributed to increased exploration expense of $4.5 million

•	Quarterly free cash flow[1] was $13.0 million, bringing year-to-date free cash flow[1] to $64.9 million

•
Full-year guidance remains unchanged with production expected to be 6.5 - 7.0 million ounces of silver and 110,000 - 120,000 ounces of gold, or 13.1 -14.2 million AgEqOz[1], at CAS per AgEqOz[1] of $10.00 - $10.50 on a 60:1 silver equivalent basis and $9.00 - $9.50 on a spot price equivalent basis

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Ore tons placed	4,262,011	4,493,100	3,513,708	3,878,487	4,901,039
Average silver grade (oz/t)	0.53	0.53	0.58	0.57	0.54
Average gold grade (oz/t)	0.004	0.003	0.002	0.002	0.003
Silver ounces produced (000's)	1,070	1,156	1,127	1,277	1,161
Gold ounces produced	10,955	10,745	10,356	14,231	12,120
Silver equivalent ounces produced[1] (000's)	1,727	1,801	1,749	2,131	1,888
Silver ounces sold (000's)	1,050	1,135	1,289	1,205	1,163
Gold ounces sold	10,390	10,658	13,592	12,988	11,751
Silver equivalent ounces sold[1] (000's)	1,674	1,774	2,104	1,984	1,868
Silver equivalent ounces sold[1] (average spot) (000's)	1,839	1,913	2,240	2,128	1,963
Metal sales	$31.2	$32.8	$39.0	$36.2	$37.9
Costs applicable to sales	$23.3	$24.2	$26.4	$23.7	$21.8
Adjusted CAS per AgEqOz[1]	$13.69	$13.54	$12.57	$11.99	$11.56
Adjusted CAS per average spot AgEqOz[1]	$12.46	$12.56	$11.81	$11.16	$11.02
Exploration expense	$0.5	$0.3	$0.1	$0.4	$0.1
Cash flow from operating activities	$1.6	$(1.1)	$5.7	$7.6	$9.5
Sustaining capital expenditures (excludes capital lease payments)	$0.5	$1.1	$0.2	$1.5	$1.2
Development capital expenditures	$9.2	$12.7	$10.4	$4.3	$2.2
Total capital expenditures	$9.7	$13.8	$10.6	$5.8	$3.4
Free cash flow[1]	$(8.1)	$(14.9)	$(4.9)	$1.8	$6.1

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Silver equivalent[1] production decreased 4% quarter-over-quarter and 9% year-over-year to 1.7 million ounces due to lower tons placed resulting from crusher downtime related to planned annual maintenance, integration of the crusher into the Stage IV system, and a brief power disruption caused by a nearby wildfire

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Leaching off the newly-expanded Stage IV leach pad, which began in mid-September, is expected to drive higher fourth quarter production. Gold production is expected to additionally benefit from the placement of higher gold grade ore during the third quarter

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Adjusted CAS per average spot AgEqOz[1] were relatively flat quarter-over-quarter and up 13% year-over-year at $12.46, bringing year-to-date adjusted CAS per average spot AgEqOz[1] to $12.24. Increased year-over-year unit costs resulted from lower production levels, higher waste tons mined to access higher-grade ore, and higher blasting, cyanide and hauling expenses

•
Negative quarterly free cash flow[1] of $8.1 million was largely attributable to fewer ounces sold as well as a temporary increase in inventory on the new Stage IV leach pad. Higher production and lower capital expenditures are expected to drive positive free cash flow[1] in the fourth quarter

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Production guidance for the full year remains unchanged at 4.2 - 4.7 million ounces of silver and 47,000 - 52,000 ounces of gold, or 7.0 - 7.8 million AgEqOz[1]. The Company is revising its cost guidance from CAS per AgEqOz[1] of $11.50 - $12.00 to $12.50 - $13.00 on a 60:1 silver equivalent basis and from $10.50 - $11.00 to $11.50 - $12.00 on a spot price equivalent basis

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Tons milled	172,038	163,163	165,895	163,410	140,322
Average gold grade (oz/t)	0.17	0.17	0.17	0.22	0.20
Average recovery rate	94.1%	93.2%	94.0%	94.4%	94.8%
Gold ounces produced	27,541	26,424	26,197	33,688	26,459
Gold ounces sold	29,173	29,031	32,144	28,864	30,998
Metal sales	$36.6	$35.6	$38.0	$34.2	$40.2
Costs applicable to sales	$27.7	$28.0	$28.4	$23.0	$26.7
Adjusted CAS per AuOz[1]	$946	$952	$884	$801	$859
Exploration expense	$3.0	$2.0	$0.8	$1.3	$1.2
Cash flow from operating activities	$9.3	$7.0	$4.5	$11.4	$18.0
Sustaining capital expenditures (excludes capital lease payments)	$6.5	$3.7	$2.5	$8.9	$5.2
Development capital expenditures	$3.6	$4.9	$3.0	$3.7	$3.4
Total capital expenditures	$10.1	$8.6	$5.5	$12.6	$8.6
Free cash flow[1]	$(0.8)	$(1.6)	$(1.0)	$(1.2)	$9.4

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Third quarter gold production of 27,541 ounces was 4% higher both quarter-over-quarter and year-over-year due to higher mill throughput. Higher anticipated grades are expected to drive strong production in the fourth quarter

•	Initial development ore was mined at Jualin during the quarter, marking an important milestone following two years of underground development

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Adjusted CAS per AuOz[1] decreased 1% quarter-over-quarter and increased 10% year-over-year to $946, bringing year-to-date adjusted CAS per AuOz[1] to $928. Higher anticipated grades and production in the fourth quarter are expected to result in lower unit costs for the full-year

•
Increased investment in exploration of 50% quarter-over-quarter and 150% year-over-year was due to ongoing positive results from Jualin and a focus on accelerating exploration activities in higher-grade areas of the Raven and Kensington Main deposits

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Higher capital expenditures related to the continued development of Jualin and the replacement of Kensington's diesel generators resulted in negative third quarter free cash flow[1] of $0.8 million. The new diesel generators are expected to deliver annual fuel savings of $1.5 million

•	Production guidance for the full year remains unchanged at 120,000 - 125,000 ounces of gold. Kensington's cost guidance has been revised higher from CAS per AuOz[1] of $800 - $850 to $850 - $900

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Ore tons placed	1,150,308	993,167	1,292,181	1,178,803	1,199,008
Average silver grade (oz/t)	0.21	0.19	0.22	0.29	0.24
Average gold grade (oz/t)	0.029	0.024	0.027	0.027	0.033
Gold ounces produced	25,849	21,358	20,873	30,675	29,684
Silver ounces produced (000's)	15	13	20	32	25
Gold equivalent ounces produced[1]	26,096	21,568	21,207	31,202	30,106
Silver ounces sold (000's)	14	11	33	30	17
Gold ounces sold	23,855	21,314	24,093	29,698	29,230
Gold equivalent ounces sold[1]	24,085	21,495	24,636	30,204	29,508
Metal sales	$31.3	$27.0	$30.3	$35.5	$39.3
Costs applicable to sales	$17.3	$15.8	$16.3	$16.9	$19.7
Adjusted CAS per AuEqOz[1]	$719	$737	$670	$556	$559
Exploration expense	$0.2	$—	$—	$—	$—
Cash flow from operating activities	$15.0	$8.8	$8.6	$15.4	$21.1
Sustaining capital expenditures (excludes capital lease payments)	$1.8	$1.5	$0.9	$1.3	$0.6
Development capital expenditures	$1.3	$—	$—	$—	$—
Total capital expenditures	$3.1	$1.5	$0.9	$1.3	$0.6
Free cash flow[1]	$11.9	$7.3	$7.7	$14.1	$20.5

•
Gold production increased 21% quarter-over-quarter and decreased 13% year-over-year to 25,849 ounces, primarily driven by mining from the higher-grade Golden Reward deposit, which was mined for an abbreviated season and is now complete

•	Tons placed during the quarter were 16% higher than in the second quarter, with tons placed for the full year on track to reach 4.5 million, up from 4.3 million in 2016 and 3.6 million in 2015

•
Adjusted CAS per AuEqOz[1] were down 2% quarter-over-quarter and up 29% year-over-year at $719, bringing year-to-date adjusted CAS per AuEqOz[1] to $708. Higher year-over-year costs were mostly driven by lower grades compared to the same period one year ago

•
During the quarter, Wharf generated $11.9 million of free cash flow[1], bringing year-to-date free cash flow[1] to $26.9 million and cumulative free cash flow[1] since Wharf's acquisition in February 2015 for $99 million to $113.3 million

•
Full-year production and cost guidance remain unchanged from improvements made to production and cost guidance in July, with gold production of 90,000 - 95,000 ounces and CAS per AuEqOz[1] of $700 - $750 expected for 2017

San Bartolomé, Bolivia

(Dollars in millions, except per ounce amounts)	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Tons milled	365,554	417,784	384,267	368,131	450,409
Average silver grade (oz/t)	3.01	3.31	3.49	3.96	3.43
Average recovery rate	87.0%	92.8%	90.7%	86.3%	88.7%
Silver ounces produced (000's)	957	1,285	1,215	1,259	1,370
Silver ounces sold (000's)	951	1,398	1,148	1,218	1,391
Metal sales	$16.0	$23.8	$20.6	$19.9	$27.5
Costs applicable to sales	$17.4	$23.4	$18.2	$17.3	$20.8
Adjusted CAS per AgOz[1]	$17.58	$15.96	$15.88	$13.97	$14.40
Exploration expense	$—	$—	$—	$—	$—
Cash flow from operating activities	$(7.9)	$5.2	$11.3	$4.1	$8.6
Sustaining capital expenditures (excludes capital lease payments)	$0.5	$0.4	$0.4	$1.8	$3.0
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$0.5	$0.4	$0.4	$1.8	$3.0
Free cash flow[1]	$(8.4)	$4.8	$10.9	$2.3	$5.6

•
Third quarter production declined 26% quarter-over-quarter and 30% year-over-year to 1.0 million silver ounces, primarily due to persistent drought conditions in the Potosí region of Bolivia and lower third-party ore purchases

•	Adjusted CAS per silver ounce (AgOz)[1] rose 10% quarter-over-quarter and 22% year-over-year to $17.58 due to lower grades and mill throughput

•
Among the cost-saving measures undertaken, the Company reduced the mine's workforce by 23% and subsequently incurred one-time employee severance expenses of $2.2 million, which contributed to a negative free cash outflow[1] of $8.4 million for the quarter. The workforce reduction is expected to result in annual labor cost savings of approximately $3.8 million

•
On October 5, 2017, full-year production guidance was lowered to 4.50 - 4.75 million ounces of silver from 5.0 - 5.4 million ounces due to ongoing processing challenges related to persistent drought conditions. Cost guidance is accordingly increased from CAS per AgOz[1] of $15.75 - $16.25 to $16.50 - $17.00

Exploration
Coeur further expanded its success-based exploration program during the third quarter based on encouraging drill results from its near-mine exploration efforts. In particular, drilling activity at Palmarejo and Kensington were significantly expanded with quarter-over-quarter increases in exploration expense of 45% and 50%, respectively. Companywide exploration expense totaled $9.8 million, 26% higher than the prior quarter and more than double the same period in 2016. Capitalized exploration also increased from $2.9 million in the second quarter to $5.1 million in the third quarter.
The Company had approximately 20 drill rigs active in July and August and 16 in September, including as many as nine drill rigs at Palmarejo and five at Kensington. This compares to twelve active drill rigs during the third quarter of 2016. Total feet drilled during the quarter increased 37% compared to the same period last year.
Exploration efforts at Palmarejo constituted over 40% of total drilling activity during the quarter with a focus on resource expansion at the Nación-Dana deposit, which is located between the Guadalupe and Independencia deposits. Drilling activity also targeted resource conversion and expansion at the Guadalupe and Independencia deposits, resource expansion at the La Bavisa vein located northeast of Independencia, and definition of five newly-discovered veins east and west of the Guadalupe deposit.
Drilling at Kensington accounted for over 20% of total feet drilled during the quarter with a focus on both resource conversion and expansion of the Jualin deposit as well as resource conversion at Raven.
At Silvertip, a drill plan totaling approximately 100,000 meters has been initiated with a focus on underground development drilling and resource conversion and expansion. Results of this drill program will be included in an updated technical report expected in the second half of 2018.

Full-Year 2017 Outlook
Coeur's 2017 production guidance remains unchanged from the revised guidance published October 5, 2017. Revised cost guidance is shown in the table below.
2017 Production Outlook

(silver and silver equivalent ounces in thousands)	Silver	Gold	Silver Equivalent[1]
Palmarejo	6,500 - 7,000	110,000 - 120,000	13,100 - 14,200
Rochester	4,200 - 4,700	47,000 - 52,000	7,020 - 7,820
San Bartolomé	4,500 - 4,750	—	4,500 - 4,750
Endeavor	107	—	107
Kensington	—	120,000 - 125,000	7,200 - 7,500
Wharf	—	90,000 - 95,000	5,400 - 5,700
Total	15,307 - 16,557	367,000 - 392,000	37,327 - 40,077

2017 Cost Outlook

	Original Guidance (if changed)		Current Guidance
(dollars in millions, except per ounce amounts)	60:1	70:1 Spot	60:1	70:1 Spot
CAS per AgEqOz[1] – Palmarejo			$10.00 - $10.50	$9.00 - $9.50
CAS per AgEqOz[1] – Rochester	$11.50 - $12.00	$10.50 - $11.00	$12.50 - $13.00	$11.50 - $12.00
CAS per AgOz[1] – San Bartolomé	$14.00 - $14.50		$16.50 - $17.00
CAS per AuOz[1] – Kensington	$800 - $850		$850 - $900
CAS per AuEqOz[1] – Wharf	$775 - $825		$700 - $750
Capital Expenditures	$115 - $135		$120 - $140
General and Administrative Expenses			$28 - $32
Exploration Expense	$23 - $25		$32 - $36
AISC per AgEqOz[1]	$15.75 - $16.25	$14.25 - $14.75	$16.25 - $16.75	$14.75-$15.25

Financial Results and Conference Call
There will be a conference call on Coeur's financial results for third quarter of 2017 on October 26, 2017 at 11:00 a.m. Eastern Time.
Dial-In Numbers:        (855) 560-2581 (US)
(855) 669-9657 (Canada)
(412) 542-4166 (International)
Conference ID:        Coeur Mining

Hosting the call will be Mitchell J. Krebs, President and Chief Executive Officer of Coeur, who will be joined by Peter C. Mitchell, Senior Vice President and Chief Financial Officer, Frank L. Hanagarne, Jr., Senior Vice President and Chief Operating Officer, Hans Rasmussen, Senior Vice President of Exploration, and other members of management. A replay of the call will be available through November 9, 2017.
Replay numbers:        (877) 344-7529 (US)

(855) 669-9658 (Canada)
(412) 317-0088 (International)
Conference ID:        101 11 361

About Coeur
Coeur Mining, Inc. is a well-diversified, growing precious metals producer with six mines in the Americas employing approximately 2,300 people. Coeur’s wholly-owned operations include the Palmarejo silver-gold complex in Mexico, the Silvertip silver-zinc-lead mine in British Columbia, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, the Wharf gold mine in South Dakota, and the San Bartolomé silver mine in Bolivia. In addition, the Company owns the La Preciosa project in Mexico, a silver-gold exploration stage project. Coeur conducts exploration activities in North and South America.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated production, costs, expenses, expectations regarding Silvertip, grades, exploration efforts, expectations regarding La Preciosa, recovery rates, returns, fuel savings, high-return growth opportunities, and the impact of continued drought conditions and labor cost savings in Bolivia. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that expectations regarding Silvertip are not realized, the risk that anticipated production, cost, and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, the political risks and uncertainties associated with operations in Bolivia, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K or Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Coeur's management prepared certain unaudited financial projections, some portions of which are included in this news release. These projections were prepared to give effect to the acquisition of the Silvertip project. These projections were not prepared with a view toward complying with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, or GAAP, but, in the view of Coeur's management, were prepared on a reasonable basis, reflect the best then-available estimates and judgments, and present, to the best of management's knowledge and belief at the time, the expected course of action and the expected future financial performance of Coeur. However, this information is not fact and should not be relied upon as necessarily indicative of actual future results, and readers of this news release are cautioned not to place undue reliance on these projections. These projections have been prepared by, and are the responsibility of, Coeur's management. Neither Coeur's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to these projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such projections.

The assumptions and estimates underlying these projections are inherently uncertain and, although considered reasonable by the management of Coeur as of the date of their preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in these projections, including, among others, risks and uncertainties relating to Coeur's businesses (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions, and other factors described above. Accordingly, there can be no assurance that these projections are indicative of the future performance of Coeur or that actual results will not differ materially from those presented. Inclusion of these projections in this news release should not be regarded as a representation by any person that the results contained in these projections will be achieved. Coeur does not intend to update or otherwise revise these projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Coeur does not intend to update or revise these projections to reflect changes in general economic or industry conditions.

Christopher Pascoe, Coeur's Director, Technical Services and a qualified person under Canadian National Instrument 43-101, approved the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance. For additional explanation regarding our use of non-U.S. GAAP financial measures, please refer to our Form 10-K for the year ended December 31, 2016 and our quarterly report on Form 10-Q for the quarter ended September 30, 2017.

Notes
1. EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. For purposes of silver and gold equivalence, a 60:1 silver to gold ratio is assumed except where noted as average spot prices. Please see table below for average silver and gold spot prices during the period and the silver-to-gold ratio. For purposes of silver equivalence in the context of Silvertip's initial mine plan, metal prices of $1,250/oz gold, $17.50/oz silver, $1.13/lb lead, and $1.40/lb zinc are assumed. For additional information regarding Silvertip's initial mine plan, including underlying assumptions, please refer to the Company's press release dated September 11, 2017. Free cash flow is defined as cash flow from operating activities less capital expenditures and gold production royalty payments. Please see table in Appendix for the calculation of consolidated free cash flow.
2. Includes capital leases. Net of debt issuance costs and premium received.

Average Spot Prices

	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Average Silver Spot Price Per Ounce	$16.84	$17.21	$17.42	$17.19	$19.61
Average Gold Spot Price Per Ounce	$1,278	$1,257	$1,219	$1,222	$1,335
Average Silver to Gold Spot Equivalence	76:1	73:1	70:1	71:1	68:1

For Additional Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, IL 60603
Attention: Courtney Lynn, Vice President, Investor Relations and Treasurer
Phone: (312) 489-5910
www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

		Three months ended September 30,		Nine months ended September 30,
		2017	2016	2017	2016
	Notes	In thousands, except share data
Revenue	3	$175,963	$176,247	$555,455	$506,641
COSTS AND EXPENSES
Costs applicable to sales(1)	3	118,924	105,408	377,257	307,428
Amortization		33,830	27,763	106,880	93,232
General and administrative		7,412	7,113	24,587	22,789
Exploration		9,814	3,706	22,879	7,669
Write-downs		—	—	—	4,446
Pre-development, reclamation, and other		7,961	4,491	16,908	13,059
Total costs and expenses		177,941	148,481	548,511	448,623
OTHER INCOME (EXPENSE), NET
Loss on debt extinguishment	17	—	(10,040)	(9,342)	(10,040)
Fair value adjustments, net	10	—	(961)	(864)	(13,235)
Interest expense, net of capitalized interest	17	(3,606)	(8,068)	(10,941)	(30,063)
Other, net	7	3,164	6,405	28,439	5,862
Total other income (expense), net		(442)	(12,664)	7,292	(47,476)
Income (loss) before income and mining taxes		(2,420)	15,102	14,236	10,542
Income and mining tax (expense) benefit	8	(14,232)	54,455	(23,180)	53,118
NET INCOME (LOSS)		$(16,652)	$69,557	$(8,944)	$63,660
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on equity securities, net of tax of $997 and ($1,177) for the three and nine months September 30, 2016, respectively		1,066	1,387	(1,134)	4,533
Reclassification adjustments for impairment of equity securities		—	—	426	20
Reclassification adjustments for realized (gain) loss on sale of equity securities		32	(2,965)	1,300	(2,691)
Other comprehensive income (loss)		1,098	(1,578)	592	1,862
COMPREHENSIVE INCOME (LOSS)		$(15,554)	$67,979	$(8,352)	$65,522

NET INCOME (LOSS) PER SHARE	9
Basic		$(0.09)	$0.43	$(0.05)	$0.41

Diluted		$(0.09)	$0.42	$(0.05)	$0.40

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

		Three months ended September 30,		Nine months ended September 30,
		2017	2016	2017	2016
	Notes	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)		$(16,652)	$69,557	(8,944)	63,660
Adjustments:
Amortization		33,830	27,763	106,880	93,232
Accretion		2,691	2,184	7,798	8,201
Deferred taxes		1,940	(49,463)	(1,529)	(66,738)
Loss on debt extinguishment		—	10,040	9,342	10,040
Fair value adjustments, net		—	961	864	13,235
Stock-based compensation		2,585	2,312	8,127	7,534
Gain on sale of the Joaquin project		—	—	(21,138)	—
Write-downs		—	—	—	4,446
Other		(3,157)	(5,236)	(8,979)	(4,743)
Changes in operating assets and liabilities:
Receivables		6,529	19,672	17,719	10,751
Prepaid expenses and other current assets		(3,195)	(2,816)	(3,882)	(2,435)
Inventory and ore on leach pads		(2,874)	(8,900)	10,421	(24,408)
Accounts payable and accrued liabilities		7,735	(18,262)	(2,697)	(12,407)
CASH PROVIDED BY OPERATING ACTIVITIES		29,432	47,812	113,982	100,368
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures		(29,461)	(25,627)	(90,922)	(71,087)
Acquisitions, net		—	(1,427)	—	(1,427)
Proceeds from the sale of assets		1,083	4,802	16,538	16,104
Purchase of investments		(3,595)	(21)	(13,559)	(120)
Sale of investments		403	5,432	11,321	7,077
Other		(5,850)	(1,299)	(7,457)	(4,218)
CASH USED IN INVESTING ACTIVITIES		(37,420)	(18,140)	(84,079)	(53,671)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock		—	49,513	—	122,584
Issuance of notes and bank borrowings, net of issuance costs	17	(2,257)	—	242,701	—
Payments on debt, capital leases, and associated costs	17	(3,344)	(107,868)	(195,501)	(120,551)
Gold production royalty payments		—	(7,563)	—	(27,155)
Other		(6)	1,051	(3,726)	323
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES		(5,607)	(64,867)	43,474	(24,799)
Effect of exchange rate changes on cash and cash equivalents		(222)	121	662	(95)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		(13,817)	(35,074)	74,039	21,803
Cash and cash equivalents at beginning of period		250,038	257,591	162,182	200,714
Cash and cash equivalents at end of period		$236,221	$222,517	$236,221	$222,517

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

		September 30, 2017 (Unaudited)	December 31, 2016
ASSETS	Notes	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents		$236,221	$162,182
Receivables	13	66,415	60,431
Inventory	14	72,329	106,026
Ore on leach pads	14	78,801	64,167
Prepaid expenses and other		20,360	17,981
		474,126	410,787
NON-CURRENT ASSETS
Property, plant and equipment, net	15	235,058	216,796
Mining properties, net	16	536,201	558,455
Ore on leach pads	14	69,805	67,231
Restricted assets	12	20,953	17,597
Equity and debt securities	12	29,125	4,488
Receivables	13	13,461	30,951
Other		23,363	12,604
TOTAL ASSETS		$1,402,092	$1,318,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable		$60,188	$53,335
Accrued liabilities and other		50,593	42,743
Debt	17	14,375	12,039
Royalty obligations	10	—	4,995
Reclamation	4	3,604	3,522
		128,760	116,634
NON-CURRENT LIABILITIES
Debt	17	274,523	198,857
Royalty obligations	10	—	4,292
Reclamation	4	104,505	95,804
Deferred tax liabilities		77,190	74,798
Other long-term liabilities		52,577	60,037
		508,795	433,788
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, issued and outstanding 181,428,717 at September 30, 2017 and 180,933,287 at December 31, 2016		1,814	1,809
Additional paid-in capital		3,318,987	3,314,590
Accumulated other comprehensive income (loss)		(1,896)	(2,488)
Accumulated deficit		(2,554,368)	(2,545,424)
		764,537	768,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$1,402,092	$1,318,909

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	LTM 3Q 2017	3Q 2017	2Q 2017	1Q 2017	2016	4Q 2016	LTM 3Q 2016	3Q 2016
Net income (loss)	$(17,250)	$(16,652)	$(10,955)	$18,663	$55,352	$(8,306)	$(239,342)	$69,557
Interest expense, net of capitalized interest	17,798	3,606	3,749	3,586	36,920	6,857	41,821	8,068
Income tax provision (benefit)	22,058	14,232	(2,098)	11,046	(54,239)	(1,122)	(70,928)	(54,455)
Amortization	136,809	33,830	32,946	40,104	123,161	29,929	129,422	27,763
EBITDA	159,415	35,016	23,642	73,399	161,194	27,358	(139,027)	50,933
Fair value adjustments, net	(790)	—	(336)	1,200	11,581	(1,654)	11,689	961
Impairment of equity securities	1,109	—	305	121	703	683	337	—
Foreign exchange (gain) loss	857	(229)	(1,000)	(1,349)	10,720	3,435	9,882	1,466
Gain on sale of Joaquin project	(21,138)	—	—	(21,138)	—	—	—	—
(Gain) loss on sale of assets and securities	(225)	(2,117)	(513)	2,066	(11,334)	339	(11,841)	(7,462)
Gain on repurchase of Rochester royalty	(2,332)	—	(2,332)	—	—	—	—	—
(Gain) loss on debt extinguishment	20,667	—	9,342	—	21,365	11,325	(6,147)	10,040
San Bartolomé workforce severance	2,175	2,175	—	—	—	—	—	—
Corporate reorganization costs	—	—	—	—	—	—	133	—
Transaction-related costs	820	819	—	—	1,199	1	1,297	26
Asset retirement obligation accretion	9,498	2,511	2,450	2,390	8,369	2,147	8,510	2,096
Inventory adjustments and write-downs	2,092	1,302	1,796	(104)	6,917	389	9,083	4,665
Write-downs	—	—	—	—	4,446	—	317,783	—
Adjusted EBITDA	$172,148	$39,477	$33,354	$56,585	$215,160	$44,023	$201,699	$62,725

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Net income (loss)	$(16,652)	$(10,955)	$18,663	$(8,306)	$69,557
Fair value adjustments, net	—	(336)	1,200	(1,654)	961
Impairment of marketable securities	—	305	121	683	—
Inventory write-downs	—	—	—	—	3,689
Gain on sale of Joaquin project	—	—	(21,138)	—	—
(Gain) loss on sale of assets and securities	(2,117)	(513)	2,066	339	(7,462)
Gain on repurchase of Rochester royalty	—	(2,332)	—	—	—
Loss on debt extinguishment	—	9,342	—	11,325	10,040
San Bartolomé workforce severance	2,175	—	—	—	—
Transaction costs	819	—	—	1	26
Deferred tax on reorganization	—	—	—	—	(40,767)
Foreign exchange (gain) loss	(1,660)	1,972	4,268	351	2,549
Tax effect of adjustments	(990)	—	1,807	—	(38)
Adjusted net income (loss)	$(18,425)	$(2,517)	$6,987	$2,739	$38,555

Adjusted net income (loss) per share - Basic	$(0.10)	$(0.01)	$0.04	$0.01	$0.24
Adjusted net income (loss) per share - Diluted	$(0.10)	$(0.01)	$0.04	$0.01	$0.23

Consolidated Free Cash Flow Reconciliation

(Dollars in thousands)	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Cash flow from operating activities	$29,432	$29,279	$55,271	$25,449	$47,812
Capital expenditures	(29,461)	(37,482)	(23,979)	(29,926)	(25,627)
Gold production royalty payments	—	—	—	—	(7,563)
Free cash flow	(29)	(8,203)	31,292	(4,477)	14,622

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Nine Months Ended September 30, 2017

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$161,145	$89,220	$64,032	$1,045	$315,442	$109,478	$58,301	$167,779	$483,221
Amortization	50,995	15,345	5,053	301	71,694	25,389	8,883	34,272	105,966
Costs applicable to sales	$110,150	$73,875	$58,979	$744	$243,748	$84,089	$49,418	$133,507	$377,255
Silver equivalent ounces sold	10,809,932	5,551,913	3,497,263	107,026	19,966,134				29,599,974
Gold equivalent ounces sold						90,348	70,216	160,564
Costs applicable to sales per ounce	$10.19	$13.31	$16.86	$6.95	$12.21	$931	$704	$831	$12.75
Inventory adjustments	(0.04)	(0.09)	(0.22)	—	(0.09)	(3)	4	—	(0.06)
Adjusted costs applicable to sales per ounce	$10.15	$13.22	$16.64	$6.95	$12.12	$928	$708	$831	$12.69

Costs applicable to sales per average spot ounce	$9.17	$12.32			$11.28				$11.33
Inventory adjustments	(0.04)	(0.08)			(0.08)				(0.05)
Adjusted costs applicable to sales per average spot ounce	$9.13	$12.24			$11.20				$11.28

Costs applicable to sales									$377,255
Treatment and refining costs									4,312
Sustaining capital(1)									47,795
General and administrative									24,587
Exploration									22,879
Reclamation									12,279
Project/pre-development costs									5,903
All-in sustaining costs									$495,010
Silver equivalent ounces sold									19,966,134
Kensington and Wharf silver equivalent ounces sold									9,633,840
Consolidated silver equivalent ounces sold									29,599,974
All-in sustaining costs per silver equivalent ounce									$16.72
Inventory adjustments									$(0.06)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.66

Consolidated silver equivalent ounces sold (average spot)									33,311,575
All-in sustaining costs per average spot silver equivalent ounce									$14.86
Inventory adjustments									$(0.05)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$14.81

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2017

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$49,669	$27,866	$18,795	$59	$96,389	$35,522	$20,553	$56,075	$152,464
Amortization	16,414	4,591	1,430	20	22,455	7,864	3,223	11,087	33,542
Costs applicable to sales	$33,255	$23,275	$17,365	$39	$73,934	$27,658	$17,330	$44,988	$118,922
Silver equivalent ounces sold	3,386,963	1,673,704	951,219	8,027	6,019,913				9,215,393
Gold equivalent ounces sold						29,173	24,085	53,258
Costs applicable to sales per ounce	$9.82	$13.91	$18.26	$4.86	$12.28	$948	$720	$845	$12.90
Inventory adjustments	(0.06)	(0.22)	(0.68)	—	(0.20)	(2)	(1)	(2)	(0.14)
Adjusted costs applicable to sales per ounce	$9.76	$13.69	$17.58	$4.86	$12.08	$946	$719	$843	$12.76

Costs applicable to sales per average spot ounce	$8.73	$12.66			$11.19				$11.17
Inventory adjustments	(0.05)	(0.20)			(0.18)				(0.12)
Adjusted costs applicable to sales per average spot ounce	$8.68	$12.46			$11.01				$11.05

Costs applicable to sales									$118,922
Treatment and refining costs									1,408
Sustaining capital									18,626
General and administrative									7,412
Exploration									9,814
Reclamation									4,364
Project/pre-development costs									2,337
All-in sustaining costs									$162,883
Silver equivalent ounces sold									6,019,913
Kensington and Wharf silver equivalent ounces sold									3,195,480
Consolidated silver equivalent ounces sold									9,215,393
All-in sustaining costs per silver equivalent ounce									$17.68
Inventory adjustments									$(0.14)
Adjusted all-in sustaining costs per silver equivalent ounce									$17.54

Consolidated silver equivalent ounces sold (average spot)									10,645,948
All-in sustaining costs per average spot silver equivalent ounce									$15.30
Inventory adjustments									$(0.12)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$15.18

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2017

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$48,325	$29,099	$25,604	$586	$103,614	$36,335	$18,317	$54,652	$158,266
Amortization	14,431	4,938	2,212	168	21,749	8,347	2,549	10,896	32,645
Costs applicable to sales	$33,894	$24,161	$23,392	$418	$81,865	$27,988	$15,768	$43,756	$125,621
Silver equivalent ounces sold	2,995,623	1,774,000	1,398,038	59,234	6,226,895				9,258,455
Gold equivalent ounces sold						29,031	21,495	50,526
Costs applicable to sales per ounce	$11.31	$13.62	$16.73	$7.06	$13.15	$964	$734	$866	$13.57
Inventory adjustments	(0.10)	(0.08)	(0.77)	—	(0.24)	(12)	3	(6)	(0.19)
Adjusted costs applicable to sales per ounce	$11.21	$13.54	$15.96	$7.06	$12.91	$952	$737	$860	$13.38

Costs applicable to sales per average spot ounce	$10.20	$12.63			$12.23				$12.10
Inventory adjustments	(0.09)	(0.07)			(0.23)				(0.17)
Adjusted costs applicable to sales per average spot ounce	$10.11	$12.56			$12.00				$11.93

Costs applicable to sales									$125,621
Treatment and refining costs									1,288
Sustaining capital									17,569
General and administrative									7,042
Exploration									7,813
Reclamation									4,096
Project/pre-development costs									1,677
All-in sustaining costs									$165,106
Silver equivalent ounces sold									6,226,895
Kensington and Wharf silver equivalent ounces sold									3,031,560
Consolidated silver equivalent ounces sold									9,258,455
All-in sustaining costs per silver equivalent ounce									$17.83
Inventory adjustments									$(0.19)
Adjusted all-in sustaining costs per silver equivalent ounce									$17.64

Consolidated silver equivalent ounces sold (average spot)									10,384,025
All-in sustaining costs per average spot silver equivalent ounce									$15.90
Inventory adjustments									$(0.17)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$15.73

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2017

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$63,151	$32,255	$19,633	$400	$115,439	$37,621	$19,431	$57,052	$172,491
Amortization	20,150	5,816	1,411	113	27,490	9,178	3,111	12,289	39,779
Costs applicable to sales	$43,001	$26,439	$18,222	$287	$87,949	$28,443	$16,320	$44,763	$132,712
Silver equivalent ounces sold	4,427,346	2,104,209	1,148,006	39,765	7,719,326				11,126,126
Gold equivalent ounces sold						32,144	24,636	56,780
Costs applicable to sales per ounce	$9.71	$12.56	$15.87	$7.22	$11.39	$885	$662	$788	$11.93
Inventory adjustments	(0.03)	0.01	0.01	—	(0.01)	(1)	8	3	0.01
Adjusted costs applicable to sales per ounce	$9.68	$12.57	$15.88	$7.22	$11.38	$884	$670	$791	$11.94

Costs applicable to sales per average spot ounce	$8.89	$11.80			$10.64				$10.85
Inventory adjustments	(0.02)	0.01			(0.01)				0.01
Adjusted costs applicable to sales per average spot ounce	$8.87	$11.81			$10.63				$10.86

Costs applicable to sales									$132,712
Treatment and refining costs									1,616
Sustaining capital									11,600
General and administrative									10,133
Exploration									5,252
Reclamation									3,818
Project/pre-development costs									1,889
All-in sustaining costs									$167,020
Silver equivalent ounces sold									7,719,326
Kensington and Wharf silver equivalent ounces sold									3,406,800
Consolidated silver equivalent ounces sold									11,126,126
All-in sustaining costs per silver equivalent ounce									$15.01
Inventory adjustments									$0.01
Adjusted all-in sustaining costs per silver equivalent ounce									$15.02

Consolidated silver equivalent ounces sold (average spot)									12,235,897
All-in sustaining costs per average spot silver equivalent ounce									$13.65
Inventory adjustments									$0.01
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$13.66

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$29,667	$29,581	$18,514	$557	$78,319	$31,577	$21,861	$53,438	$131,757
Amortization	8,784	5,844	1,303	148	16,079	8,584	4,982	13,566	29,645
Costs applicable to sales	$20,883	$23,737	$17,211	$409	$62,240	$22,993	$16,879	$39,872	$102,112
Silver equivalent ounces sold	1,871,178	1,983,393	1,217,659	57,903	5,130,133				8,674,273
Gold equivalent ounces sold						28,864	30,205	59,069
Costs applicable to sales per ounce	$11.16	$11.97	$14.13	$7.06	$12.13	$797	$559	$675	$11.77
Inventory adjustments	(0.15)	0.02	(0.16)	—	(0.08)	4	(3)	1	(0.04)
Adjusted costs applicable to sales per ounce	$11.01	$11.99	$13.97	$7.06	$12.05	$801	$556	$676	$11.73

Costs applicable to sales per average spot ounce	$10.24	$11.14			$11.42				$10.59
Inventory adjustments	(0.13)	0.02			(0.08)				(0.04)
Adjusted costs applicable to sales per average spot ounce	$10.11	$11.16			$11.34				$10.55

Costs applicable to sales									$102,112
Treatment and refining costs									1,261
Sustaining capital									19,850
General and administrative									6,587
Exploration									5,261
Reclamation									3,537
Project/pre-development costs									1,693
All-in sustaining costs									$140,301
Silver equivalent ounces sold									5,130,133
Kensington and Wharf silver equivalent ounces sold									3,544,140
Consolidated silver equivalent ounces sold									8,674,273
All-in sustaining costs per silver equivalent ounce									$16.17
Inventory adjustments									$(0.04)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.13

Consolidated silver equivalent ounces sold (average spot)									9,636,058
All-in sustaining costs per average spot silver equivalent ounce									$14.56
Inventory adjustments									$(0.04)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$14.52

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$21,794	$27,027	$22,536	$486	$71,843	$34,755	$26,158	$60,913	$132,756
Amortization	5,761	5,244	1,723	113	12,841	8,046	6,461	14,507	27,348
Costs applicable to sales	$16,033	$21,783	$20,813	$373	$59,002	$26,709	$19,697	$46,406	$105,408
Silver equivalent ounces sold	1,462,401	1,868,085	1,390,552	46,069	4,767,107				8,397,467
Gold equivalent ounces sold						30,998	29,508	60,506
Costs applicable to sales per ounce	$10.96	$11.66	$14.97	$8.10	$12.38	$862	$668	$649	$12.55
Inventory adjustments	(0.26)	(0.10)	(0.57)	—	(0.28)	(3)	(109)	(55)	(0.56)
Adjusted costs applicable to sales per ounce	$10.70	$11.56	$14.40	$8.10	$12.10	$859	$559	$712	$11.99

Costs applicable to sales per average spot ounce	$10.29	$11.11			$11.91				$11.62
Inventory adjustments	(0.24)	(0.09)			(0.27)				(0.52)
Adjusted costs applicable to sales per average spot ounce	$10.05	$11.02			$11.64				$11.10

Costs applicable to sales									$105,408
Treatment and refining costs									761
Sustaining capital									19,762
General and administrative									7,113
Exploration									3,706
Reclamation									4,036
Project/pre-development costs									2,133
All-in sustaining costs									$142,919
Silver equivalent ounces sold									4,767,107
Kensington and Wharf silver equivalent ounces sold									3,630,360
Consolidated silver equivalent ounces sold									8,397,467
All-in sustaining costs per silver equivalent ounce									$17.02
Inventory adjustments									$(0.56)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.46

Consolidated silver equivalent ounces sold (average spot)									9,074,222
All-in sustaining costs per average spot silver equivalent ounce									$15.75
Inventory adjustments									$(0.52)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$15.23

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for 2017 Guidance

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$215,400	$118,700	$86,000	$1,044	$421,144	$153,800	$83,600	$237,400	$658,544
Amortization	67,800	20,500	7,800	300	96,400	38,800	12,800	51,600	148,000
Costs applicable to sales	$147,600	$98,200	$78,200	$744	$324,744	$115,000	$70,800	$185,800	$510,544
Silver equivalent ounces sold	14,500,000	7,690,000	4,700,000	107,000	26,997,000				40,557,000
Gold equivalent ounces sold						131,000	95,000	226,000
Costs applicable to sales per ounce	$10.00 - $10.50	$12.50 - $13.00	$16.50 - $17.00			$850 - $900	$700 - $750

Costs applicable to sales									$510,544
Treatment and refining costs									5,100
Sustaining capital, including capital lease payments									70,000
General and administrative									32,000
Exploration									33,000
Reclamation									16,000
Project/pre-development costs									7,000
All-in sustaining costs									$673,644
Silver equivalent ounces sold									26,997,000
Kensington and Wharf silver equivalent ounces sold									13,560,000
Consolidated silver equivalent ounces sold									40,557,000
All-in sustaining costs per silver equivalent ounce									$16.25 - $16.75

Reconciliation of All-in Sustaining Costs per 70:1 Spot Silver Equivalent Ounce
for 2017 Guidance

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$215,400	$118,700	$86,000	$1,044	$421,144	$153,800	$83,600	$237,400	$658,544
Amortization	67,800	20,500	7,800	300	96,400	38,800	12,800	51,600	148,000
Costs applicable to sales	$147,600	$98,200	$78,200	$744	$324,744	$115,000	$70,800	$185,800	$510,544
Silver equivalent ounces sold	15,700,000	8,200,000	4,700,000	107,000	28,707,000				44,527,000
Gold equivalent ounces sold						131,000	95,000	226,000
Costs applicable to sales per ounce guidance	$9.00 - $9.50	$11.50 - $12.00	$16.50 - $17.00			$850 - $900	$700 - $750

Costs applicable to sales									$510,544
Treatment and refining costs									5,100
Sustaining capital, including capital lease payments									70,000
General and administrative									32,000
Exploration									33,000
Reclamation									16,000
Project/pre-development costs									7,000
All-in sustaining costs									$673,644
Silver equivalent ounces sold									28,707,000
Kensington and Wharf silver equivalent ounces sold									15,820,000
Consolidated silver equivalent ounces sold									44,527,000
All-in sustaining costs per silver equivalent ounce guidance									$14.75 - $15.25